UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2018

BIOHITECH GLOBAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36843	46-2336496
(State of Organization)	(Commission File Number)	(I.R.S. Employer
Identification No.)

80 Red Schoolhouse Road, Suite 101, Chestnut Ridge, NY 10977

(Address of principal executive offices)

Registrant’s telephone number, including area code: 845-262-1081

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Merger Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Merger Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Merger Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 28, 2018, BioHiTech Global, Inc. (the “Registrant”) entered into a definitive agreement with Entsorga USA, Inc. (“EUSA”) whereby EUSA agreed to sell, transfer and convey to the Registrant Two Thousand Six Hundred Seventy-Six and 60/100 (2,676.60) common units of Entsorga West Virginia, LLC (“EWV”) in consideration for 711,519 newly issued shares of stock (the “Purchase Price”) of the Registrant’s newly created Series E Preferred Stock, par value $0.0001, (the “Series E Shares”) convertible into 711,519 shares (the “Conversion Shares”) of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”). The terms and conditions of the Series E Shares shall be set forth in the Certificate of Designation or Rights and Preferences (the “Certificate of Designation”) to be agreed upon by EUSA and the Registrant prior to the closing, which is anticipated to be in December 2018 and is subject to customary deliverables by each of the Registrant and EUSA.

On November 29, 2018, the Registrant issued a press release announcing the aforementioned definitive agreement. A copy of the press release is attached as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Number	Description
99.1	Definitive Agreement BioHiTech Global, Inc. and Entsorga USA, Inc. dated November 28, 2018
99.2	Press Release dated November 29, 2018

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2018	BIOHITECH GLOBAL, INC.

	By:	/s/ Brian C. Essman
		Name:	Brian C. Essman
		Title:	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)